SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 30, 2003

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-106323 (Commission file number)	30-0183252 (I.R.S. employer identification no.)

383 Madison Avenue
New York, New York          10179
(Address of principal executive offices)   (ZIP Code)

           (212) 272-2000
Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.

1.1 4.1 99.1 99.2 99.3	Terms Agreement Trust, Pooling and Servicing Agreement Mortgage Loan Purchase Agreement Reconstituted Servicing Agreement Assignment, Assumption and Recognition Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Registrant)

Date: December 5, 2003	By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement, dated as of October 28, 2003 between the Registrant and Bear, Stearns & Co. Inc. relating to the public certificates.

4.1	Trust, Pooling and Servicing Agreement, dated as of October 1, 2003, among the Registrant, as depositor, Deutsche Bank National Trust Company, as trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, Wells Fargo Bank Minnesota, National Association, as master servicer and as securities administrator, and Thornburg Mortgage Home Loans, Inc.

99.1	Mortgage Loan Purchase Agreement, dated as of October 1, 2003, between Thornburg Mortgage Home Loans, Inc., as mortgage loan seller, and the Registrant, as purchaser.

99.2	Reconstituted Servicing Agreement, dated as of October 1, 2003, by and among Thornburg Mortgage Home Loans, Inc. and Wells Fargo Home Mortgage, Inc., and acknowledged by Wells Fargo Bank Minnesota, National Association and Deutsche Bank National Trust Company, as trustee.

99.3	Assignment, Assumption and Recognition Agreement, dated as of October 1, 2003, by and among Thornburg Mortgage Securities Trust 2003-5, Thornburg Mortgage Home Loans, Inc., Bishop’s Gate Residential Mortgage Trust and Cendant Mortgage Corporation, and acknowledged by Wells Fargo Bank Minnesota, National Association and Deutsche Bank National Trust Company, as trustee.